CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Innovative Health Products, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "experts" in the prospectus.

/s/ KIRKLAND, RUSS, MURPHY & TAPP

Clearwater, Florida
December 13, 1999